Exhibit 99

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2011 RESULTS

SECOND QUARTER HIGHLIGHTS

•	Diluted earnings per share (EPS) totaled $0.37, a 19 percent increase over prior year results;

•	Worldwide comparable systemwide REVPAR rose 7.7 percent using actual dollars. Average daily rate rose 4.5 percent using actual dollars;

•

At the end of the second quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development grew to more than 100,000 rooms, including nearly 44,000 rooms outside North America;

•

Marriott repurchased 10.6 million shares of the company’s common stock for $375 million during the quarter. Year-to-date through June 17, 2011, the company repurchased 18.5 million shares for $675 million.

BETHESDA, MD – July 13, 2011 - Marriott International, Inc. (NYSE: MAR) today reported second quarter 2011 results, exceeding the company’s prior year results.

SECOND QUARTER 2011 RESULTS

Second quarter 2011 net income totaled $135 million, a 13 percent increase compared to second quarter 2010 net income. Diluted EPS totaled $0.37, a 19 percent increase from diluted EPS in the year-ago quarter. On April 20, 2011, the company forecasted second quarter diluted EPS of $0.34 to $0.38.

J.W. Marriott, Jr., Marriott International chairman and chief executive officer, said, “Around the world, we’ve never been more excited about our opportunities. Now in 71 countries, the Marriott International brand portfolio, already the broadest in the industry, is growing rapidly. We expect to add over 200 hotels to our system in 2011, leveraging the hospitality and local

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know-how of our associates with our global size, systems, and guest loyalty programs. Emerging markets provide especially attractive opportunities. In the past five years, we have increased our hotel distribution in Brazil, Russia, India and China at a 12 percent compound annual growth rate while tripling our development pipeline in those markets.

“As the world’s economy continues to recover, results at prime destination hotels from Europe to Asia show our appeal with customers. In the U.S., strengthening lodging demand and limited supply growth are contributing to higher occupancies and room rate growth. While our market share in the U.S. is currently 10 percent, Marriott International brands accounted for about a quarter of new industry openings and conversions over the last 12 months, reflecting the strength of our portfolio and preference for our brands.

“We continue to generate substantial cash flow and repurchase stock, returning over $700 million to shareholders through share repurchases and dividends year-to-date. Clearly, we have plenty of reason for optimism.”

For the 2011 second quarter, REVPAR for worldwide comparable systemwide properties increased 6.8 percent (a 7.7 percent increase using actual dollars).

International comparable systemwide REVPAR rose 7.3 percent (an 11.9 percent increase using actual dollars), including a 5.8 percent increase in average daily rate (a 10.4 percent increase using actual dollars) in the second quarter of 2011. Excluding the Middle East and Japan markets, international comparable systemwide constant dollar REVPAR rose 12.4 percent (a 17.5 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 6.6 percent in the second quarter of 2011, including a 3.1 percent increase in average daily rate. While hotels in Washington, D.C. continued to reflect weaker demand associated with a shorter Congressional calendar and concerns regarding government budgets, most North American markets reflected both strong demand increases and modest supply growth. Excluding the Washington, D.C. market, North American comparable systemwide REVPAR rose 7.1 percent in the quarter. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) increased 6.0 percent in the second

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quarter with a 4.0 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 7.2 percent in the second quarter with a 2.8 percent increase in average daily rate.

Marriott added 32 new properties (4,512 rooms) to its worldwide lodging portfolio in the 2011 second quarter, including the spectacular Ritz-Carlton Hong Kong and two Autograph hotels, The Lodge and Spa at Calloway Gardens in Pine Mountain, Georgia and Kessler Canyon in Colorado. Ten properties (1,603 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed over 3,600 properties and timeshare resorts for a total of nearly 634,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to 635 properties with over 100,000 rooms at quarter-end.

MARRIOTT REVENUES totaled nearly $3.0 billion in the 2011 second quarter compared to nearly $2.8 billion for the second quarter of 2010. Base management and franchise fees rose 12 percent to $269 million reflecting higher REVPAR at existing hotels and fees from new hotels. Second quarter worldwide incentive management fees increased 9 percent to $50 million. While incentive fees rose in most markets around the world, growth was constrained by lower incentive fees in the Middle East and slightly lower incentive fees in the Greater Washington, D.C. market. In the second quarter, 25 percent of company-managed hotels earned incentive management fees.

North American comparable company-operated house profit margins increased 100 basis points in the second quarter reflecting higher occupancy and rate increases. House profit margins for comparable company-operated properties outside North America increased 10 basis points and were challenged by lower REVPAR in the Middle East and Japan. Excluding the Middle East and Japan markets, international house profit margins in the 2011 second quarter increased approximately 160 basis points. For full year 2011, the company expects house profit margins to increase 100 to 125 basis points in North America and roughly 150 basis points outside North America excluding the Middle East and Japan markets.

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Owned, leased, corporate housing and other revenue, net of direct expenses, declined $2 million in the 2011 second quarter, to $29 million, largely reflecting $4 million of lower termination fees, net of related costs.

In the second quarter, Timeshare segment contract sales declined $4 million to $163 million from adjusted segment contract sales of $167 million (excluding a $6 million allowance for fractional and residential contract cancellations) in the year-ago quarter. Marriott’s timeshare business remained focused in the second quarter on increasing the number of existing customers enrolled in its new points-based program. The program allows customers to purchase timeshare in smaller increments than the traditional one-week product and allows greater flexibility of use. Since the program launched in June 2010, nearly 75,000 existing owners have enrolled more than 140,000 weeks in the points program, continuing to exceed the company’s expectations. Contract sales to existing owners represented more than 61 percent of sales in the quarter compared to 48 percent in the year-ago quarter. While sales to existing customers were strong, with fewer sales to new customers year-over-year and a lower average contract price, second quarter timeshare contract sales were flat compared to the year-ago quarter. Fractional and residential contract sales declined by $4 million due to continued weak demand for luxury products.

In the second quarter, Timeshare sales and services revenue, net of expenses, declined $7 million to $43 million largely due to lower interest income on a smaller mortgage portfolio and, to a lesser extent, higher product costs. Compared to expectations, second quarter timeshare sales and services revenue, net of expenses, reflected greater than expected deferred revenue.

Timeshare segment results include Timeshare sales and services revenue, net of direct expenses, as well as base management fees, gains and other income, equity in earnings (losses), interest expense and general, administrative and other expenses associated with the timeshare business. Timeshare segment results for the 2011 second quarter totaled $29 million and included $12 million of interest expense related to securitized Timeshare notes. In the prior year quarter, Timeshare segment results totaled $32 million and included $14 million of interest expense related to securitized Timeshare notes.

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GENERAL, ADMINISTRATIVE and OTHER expenses for the 2011 second quarter increased 12 percent to $159 million, compared to expenses of $142 million in the year-ago quarter. The increase in expenses reflected several non-routine items including $7 million of higher legal expenses, a $5 million payment related to the performance of one hotel, $3 million of transaction-related expenses associated with the spin-off of the timeshare business, as well as higher costs associated with growth in international markets and routine compensation increases. The increase in expenses was partially offset by a $5 million reversal of a loan loss provision.

INTEREST EXPENSE decreased $7 million to $37 million in the second quarter, primarily due to higher capitalized interest and lower total debt balances.

EQUITY IN EARNINGS (LOSSES) improved $4 million in the quarter from a $4 million loss in the year-ago quarter. The $4 million year-over-year improvement included $2 million of lower loss at one Timeshare joint venture and $2 million of increased earnings from stronger property-level performance at two lodging joint ventures.

Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

Marriott International EBITDA totaled $287 million in the 2011 second quarter, a 3 percent increase over EBITDA of $278 million in the year-ago quarter. EBITDA for the Timeshare segment declined 11 percent to $50 million in the 2011 second quarter largely due to lower interest income. See pages A-10 and A-11 for the EBITDA calculations.

BALANCE SHEET

At the end of the second quarter 2011, total debt was $2,922 million, including $156 million of outstanding commercial paper, and cash balances totaled $117 million, compared to $2,829 million in debt and $505 million of cash at year-end 2010.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 369.4 million in the 2011 second quarter compared to 377.4 million in the year-ago quarter.

The company repurchased 10.6 million shares of common stock in the second quarter of 2011 at a cost of $375 million. Year-to-date through June 17, 2011, Marriott repurchased 18.5 million shares of its stock for $675 million. The remaining share repurchase authorization, as of June 17, 2011, totaled 30.4 million shares.

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THIRD QUARTER 2011 OUTLOOK

For the third quarter, the company assumes North American comparable systemwide REVPAR will increase 5 to 7 percent reflecting strong demand in most markets, but continued weak demand in Washington, D.C.

Outside North America, the company assumes third quarter 2011 comparable systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent, excluding the Middle East and Japan markets. Including the Middle East and Japan markets, comparable systemwide REVPAR outside North America could be approximately 200 basis points lower.

On a worldwide basis, the company expects third quarter 2011 comparable systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent excluding the Middle East and Japan markets. Including the Middle East and Japan markets, worldwide comparable systemwide REVPAR could be approximately 100 basis points lower.

The company assumes third quarter 2011 Timeshare contract sales will total $165 million to $175 million and Timeshare sales and services revenue, net of direct expenses, will total approximately $40 million to $45 million. With these assumptions, Timeshare segment results for the third quarter, including interest expense associated with securitized notes, are expected to total $25 million to $30 million.

For the 2011 third quarter, the company expects general and administrative costs to total $165 million to $170 million reflecting higher year-over-year workout costs, as well as higher costs in international growth markets.

2011 OUTLOOK

The company’s 2011 guidance assumes that the planned spin-off of the Timeshare segment does not occur in the current year and does not include pro forma adjustments or estimates of further transaction expenses. Such transaction costs could be material in the second half of 2011.

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The company assumes full year 2011 North American comparable systemwide REVPAR will increase 6 to 8 percent. Outside North America, the company assumes comparable systemwide REVPAR on a constant dollar basis will increase 7 to 9 percent, excluding the Middle East and Japan markets. Including the Middle East and Japan markets, comparable systemwide REVPAR outside North America could be approximately 200 basis points lower for full year 2011.

On a worldwide basis, the company expects full year 2011 comparable systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent, excluding the Middle East and Japan markets. Including the Middle East and Japan markets, worldwide comparable systemwide REVPAR could be 50 to 75 basis points lower.

The company expects to add approximately 35,000 rooms in 2011 as most hotels expected to open are already under construction or undergoing conversion from other brands. Given these assumptions, full year 2011 fee revenue could total $1,305 million to $1,325 million, an increase of 10 to 12 percent.

Owned, leased, corporate housing and other revenue, net of direct expense, could total $120 million to $125 million.

The company expects 2011 Timeshare contract sales to be slightly below 2010 adjusted levels and timeshare sales and services revenue, net of direct expenses, to total $205 million to $215 million, $10 million lower than prior guidance largely due to lower reportability and higher rental expenses. Timeshare segment results are expected to total $140 to $150 million in 2011.

The company expects its 2011 general and administrative costs to total $710 million to $720 million reflecting several non-routine items including higher workout costs and year-to-date transaction-related expenses associated with the planned spin-off of the timeshare business, as well as higher costs associated with growth in international markets. Compared to full year guidance issued in April 2011, the company expects a $5 million increase to general and administrative costs largely due to year-to-date expenses associated with the planned spin-off of the timeshare business.

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All in all, the company expects full year 2011 diluted EPS of $1.35 to $1.43.

	Third Quarter 2011	Full Year 2011

Total fee revenue	$285 million to $295 million	$1,305 million to $1,325 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx $25 million	$120 million to $125 million

Timeshare sales and services revenue, net of direct expenses	$40 million to $45 million	$205 million to $215 million

General, administrative and other expenses	$165 million to $170 million	$710 million to $720 million

Operating income	$180 million to $200 million	$910 million to $955 million

Gains and other income	Approx $2 million	Approx $10 million

Net interest expense[1]	Approx $40 million	Approx $160 million

Equity in earnings (losses)	Approx ($5) million	Approx ($10) million

Earnings per share	$0.25 to $0.29	$1.35 to $1.43

Tax rate		34.0 percent

[1]	Net of interest income

The company expects investment spending in 2011 will total approximately $500 million to $700 million, including $50 million to $100 million for maintenance capital spending. Investment spending will also include other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments.

Based upon the assumptions above, the company expects full year 2011 EBITDA to total $1,135 million to $1,180 million, a 9 to 13 percent increase over the prior year’s adjusted EBITDA. Adjusted EBITDA for full year 2010 totaled $1,044 million and is shown on page A-12.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 14, 2011 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until July 14, 2012.

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The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 73075252. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, July 14, 2011 until 8 p.m. ET, Thursday, July 21, 2011. To access the replay, call 706-645-9291. The reservation number for the recording is 73075252.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements concerning the timing and terms of the planned spin-off of our timeshare operations and development business; REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add in the future; our expectations about investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms, corporate housing and our timeshare products; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and unanticipated developments that prevent, delay, alter the terms of, or otherwise negatively affect the planned spin-off of our Timeshare segment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of July 13, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,600 lodging properties in 71 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, EDITION, Autograph Collection, Renaissance, AC Hotels by Marriott, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn & Suites, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, and Grand Residences by Marriott brands; licenses and manages whole-ownership residential brands, including The Ritz-Carlton Residences, JW Marriott Residences and Marriott Residences; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA, and had approximately 129,000 employees at 2010 year-end. It is ranked by FORTUNE as the lodging industry’s most admired company and one of the best companies to work for. In fiscal year 2010, Marriott International reported sales from continuing operations of nearly $12 billion. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

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MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 2, 2011

TABLE OF CONTENTS

Consolidated Statements of Income	A-1

Total Lodging Products	A-3

Key Lodging Statistics	A-4

Timeshare Segment	A-8

EBITDA and Adjusted EBITDA	A-10

EBITDA for Timeshare Segment	A-11

EBITDA Forecast	A-12

Adjusted Pretax Margin Excluding Reimbursed Costs	A-13

Non-GAAP Financial Measures	A-14

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	12 Weeks Ended	12 Weeks Ended	Percent Better/
	June 17, 2011	June 18, 2010	(Worse)
REVENUES
Base management fees	$149	$136	10
Franchise fees	120	105	14
Incentive management fees	50	46	9
Owned, leased, corporate housing and other revenue [1]	249	255	(2)
Timeshare sales and services [2]	288	289	—
Cost reimbursements [3]	2,116	1,940	9

Total Revenues	2,972	2,771	7
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	220	224	2
Timeshare - direct	245	239	(3)
Reimbursed costs	2,116	1,940	(9)
General, administrative and other [5]	159	142	(12)

Total Expenses	2,740	2,545	(8)

OPERATING INCOME	232	226	3
Gains and other income [6]	3	3	—
Interest expense	(37)	(44)	16
Interest income	3	3	—
Equity in losses [7]	—	(4)	100

INCOME BEFORE INCOME TAXES	201	184	9
Provision for income taxes	(66)	(65)	(2)

NET INCOME	$135	$119	13

EARNINGS PER SHARE - Basic
Earnings per share	$0.38	$0.33	15

EARNINGS PER SHARE - Diluted
Earnings per share	$0.37	$0.31	19

Basic Shares	356.9	362.1
Diluted Shares	369.4	377.4

[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2] –	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3] –	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4] –

Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5] –	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6] –

Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.

[7] –	Equity in losses includes our equity in losses of unconsolidated equity method joint ventures.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	24 Weeks Ended	24 Weeks Ended	Percent Better/
	June 17, 2011	June 18, 2010	(Worse)
REVENUES
Base management fees	$283	$261	8
Franchise fees	223	196	14
Incentive management fees	92	86	7
Owned, leased, corporate housing and other revenue [1]	473	484	(2)
Timeshare sales and services [2]	564	574	(2)
Cost reimbursements [3]	4,115	3,800	8

Total Revenues	5,750	5,401	6
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	424	441	4
Timeshare - direct	470	474	1
Reimbursed costs	4,115	3,800	(8)
General, administrative and other [5]	318	280	(14)

Total Expenses	5,327	4,995	(7)

OPERATING INCOME	423	406	4
Gains and other income [6]	5	4	25
Interest expense	(78)	(89)	12
Interest income	7	7	—
Equity in losses [7]	(4)	(15)	73

INCOME BEFORE INCOME TAXES	353	313	13
Provision for income taxes	(117)	(111)	(5)

NET INCOME	$236	$202	17

EARNINGS PER SHARE - Basic
Earnings per share	$0.65	$0.56	16

EARNINGS PER SHARE - Diluted
Earnings per share	$0.63	$0.54	17

Basic Shares	362.0	360.7
Diluted Shares	375.9	375.5

[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2] –	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3] –	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4] –

Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5] –	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6] –

Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.

[7] –	Equity in losses includes our equity in losses of unconsolidated equity method joint ventures.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	June 17, 2011	June 18, 2010	vs. June 18, 2010	June 17, 2011	June 18, 2010	vs. June 18, 2010
Domestic Full-Service
Marriott Hotels & Resorts	356	354	2	143,876	141,819	2,057
Renaissance Hotels	79	80	(1)	28,726	29,069	(343)
Autograph Collection	16	10	6	4,118	1,529	2,589
Domestic Limited-Service
Courtyard	802	780	22	112,559	109,649	2,910
Fairfield Inn & Suites	652	641	11	59,000	57,780	1,220
SpringHill Suites	279	267	12	32,764	31,295	1,469
Residence Inn	597	589	8	72,067	70,998	1,069
TownePlace Suites	195	190	5	19,597	19,063	534
International
Marriott Hotels & Resorts	201	194	7	61,998	59,616	2,382
Renaissance Hotels	72	66	6	23,215	22,255	960
Courtyard	102	96	6	20,199	18,931	1,268
Fairfield Inn & Suites	11	9	2	1,361	1,153	208
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	17	1	2,559	2,418	141
TownePlace Suites	1	—	1	105	—	105
Marriott Executive Apartments	22	22	—	3,562	3,679	(117)
Luxury
The Ritz-Carlton - Domestic	39	39	—	11,587	11,587	—
The Ritz-Carlton - International	37	34	3	11,253	10,171	1,082
Bulgari Hotels & Resorts	2	2	—	117	117	—
Edition	2	—	2	431	—	431
The Ritz-Carlton Residential	30	25	5	3,468	2,644	824
The Ritz-Carlton Serviced Apartments	4	3	1	579	458	121
Unconsolidated Joint Ventures
AC Hotels by Marriott	68	—	68	7,143	—	7,143
Autograph Collection	4	—	4	278	—	278
Timeshare [2]
Marriott Vacation Club [3]	53	53	—	11,988	11,874	114
The Ritz-Carlton Destination Club	10	9	1	476	469	7
The Ritz-Carlton Residences	4	4	—	238	238	—
Grand Residences by Marriott - Fractional	2	2	—	248	248	—
Grand Residences by Marriott - Residential	2	2	—	68	68	—

Sub Total Timeshare	71	70	1	13,018	12,897	121

Total	3,661	3,489	172	633,704	607,252	26,452

Number of Timeshare Interval, Fractional and Residential Resorts

	Total	Properties in
	Properties [2]	Active Sales [4]
100% Company-Developed
Marriott Vacation Club [3]	53	27
The Ritz-Carlton Destination Club and Residences	12	9
Grand Residences by Marriott and Residences	4	3
Joint Ventures
The Ritz-Carlton Destination Club and Residences	2	2

Total	71	41

[1]	Total Lodging Products excludes the 2,068 and 1,869 corporate housing rental units as of June 17, 2011 and June 18, 2010, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. Residential products are included once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Three Months Ended May 31, 2011 and May 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$140.95	9.1%	74.0%	2.9	%pts.	$190.44	4.8%
Europe	$132.47	8.9%	74.9%	2.0	%pts.	$176.92	6.1%
Middle East & Africa	$84.59	-17.0%	56.9%	-19.0	%pts.	$148.70	10.6%
Asia Pacific	$100.79	17.7%	72.2%	6.1	%pts.	$139.56	7.8%
Regional Composite[2]	$119.66	8.9%	72.3%	1.4	%pts.	$165.41	6.7%
International Luxury[3]	$203.60	1.4%	65.2%	-2.5	%pts.	$312.48	5.2%
Total International[4]	$129.98	7.3%	71.5%	1.0	%pts.	$181.90	5.9%
Worldwide[5]	$118.79	6.8%	73.1%	1.7	%pts.	$162.41	4.3%

Comparable Systemwide International Properties[1]

	Three Months Ended May 31, 2011 and May 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$127.79	12.4%	72.1%	2.4	%pts.	$177.33	8.7%
Europe	$127.42	9.1%	73.2%	2.3	%pts.	$174.02	5.7%
Middle East & Africa	$82.15	-15.9%	56.7%	-16.9	%pts.	$144.79	9.1%
Asia Pacific	$102.86	11.8%	71.4%	4.2	%pts.	$144.07	5.2%
Regional Composite[2]	$116.86	8.5%	71.2%	1.3	%pts.	$164.08	6.5%
International Luxury[3]	$203.60	1.4%	65.2%	-2.5	%pts.	$312.48	5.2%
Total International[4]	$125.54	7.3%	70.6%	1.0	%pts.	$177.77	5.8%
Worldwide[5]	$98.39	6.8%	72.4%	2.1	%pts.	$135.84	3.6%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for March through May. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the three calendar months ended May 31, 2011 and May 31, 2010, and the United States statistics for the twelve weeks ended June 17, 2011 and June 18, 2010. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Five Months Ended May 31, 2011 and May 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$143.12	9.3%	74.3%	3.1	%pts.	$192.57	4.7%
Europe	$119.28	8.3%	69.8%	1.4	%pts.	$170.88	6.2%
Middle East & Africa	$87.69	-9.6%	57.3%	-14.0	%pts.	$153.01	12.4%
Asia Pacific	$94.21	19.3%	68.8%	7.0	%pts.	$136.86	7.1%
Regional Composite[2]	$111.90	9.5%	69.0%	1.9	%pts.	$162.26	6.4%
International Luxury[3]	$204.31	5.4%	64.3%	-0.1	%pts.	$317.60	5.5%
Total International[4]	$123.26	8.7%	68.4%	1.7	%pts.	$180.23	6.0%
Worldwide[5]	$110.34	6.6%	69.5%	1.5	%pts.	$158.70	4.3%

Comparable Systemwide International Properties1

	Five Months Ended May 31, 2011 and May 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$126.98	13.2%	71.0%	2.9	%pts.	$178.95	8.5%
Europe	$114.18	8.4%	68.2%	1.8	%pts.	$167.52	5.5%
Middle East & Africa	$85.01	-8.3%	57.2%	-11.9	%pts.	$148.54	10.8%
Asia Pacific	$97.49	13.7%	68.4%	5.5	%pts.	$142.51	4.6%
Regional Composite[2]	$109.14	9.4%	67.8%	2.0	%pts.	$160.92	6.2%
International Luxury[3]	$204.31	5.4%	64.3%	-0.1	%pts.	$317.60	5.5%
Total International[4]	$118.60	8.7%	67.5%	1.8	%pts.	$175.76	5.8%
Worldwide[5]	$91.14	6.7%	68.7%	2.2	%pts.	$132.73	3.3%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for January through May. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the five calendar months ended May 31, 2011 and May 31, 2010, and the United States statistics for the twenty four weeks ended June 17, 2011 and June 18, 2010. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Twelve Weeks Ended June 17, 2011 and June 18, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$125.79	5.4%	74.6%	0.9	%pts.	$168.64	4.2%
Renaissance Hotels	$121.82	5.1%	72.4%	1.0	%pts.	$168.37	3.6%
Composite North American Full-Service[2]	$125.05	5.4%	74.2%	0.9	%pts.	$168.59	4.1%
The Ritz-Carlton[3]	$230.43	10.6%	73.9%	3.8	%pts.	$311.67	4.8%
Composite North American Full-Service & Luxury[4]	$137.78	6.4%	74.1%	1.3	%pts.	$185.82	4.6%
Residence Inn	$92.55	4.1%	78.6%	2.2	%pts.	$117.77	1.2%
Courtyard	$79.92	7.9%	71.0%	3.1	%pts.	$112.61	3.2%
TownePlace Suites	$56.15	11.3%	74.8%	6.0	%pts.	$75.02	2.4%
SpringHill Suites	$71.75	9.3%	71.3%	3.4	%pts.	$100.61	4.2%
Composite North American Limited-Service[5]	$81.47	7.1%	73.4%	3.1	%pts.	$110.98	2.7%
Composite - All[6]	$114.17	6.6%	73.8%	2.0	%pts.	$154.62	3.7%

Comparable Systemwide North American Properties1

	Twelve Weeks Ended June 17, 2011 and June 18, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$109.79	5.5%	71.7%	1.2	%pts.	$153.14	3.6%
Renaissance Hotels	$108.16	4.5%	71.9%	1.0	%pts.	$150.41	3.0%
Composite North American Full-Service[2]	$109.50	5.3%	71.7%	1.2	%pts.	$152.65	3.5%
The Ritz-Carlton[3]	$230.43	10.6%	73.9%	3.8	%pts.	$311.67	4.8%
Composite North American Full-Service & Luxury[4]	$118.24	6.0%	71.9%	1.4	%pts.	$164.47	4.0%
Residence Inn	$91.96	4.9%	79.5%	2.0	%pts.	$115.73	2.3%
Courtyard	$81.72	7.4%	71.5%	2.8	%pts.	$114.21	3.2%
Fairfield Inn & Suites	$61.75	9.4%	69.2%	3.5	%pts.	$89.20	3.8%
TownePlace Suites	$62.32	10.1%	75.3%	4.7	%pts.	$82.82	3.2%
SpringHill Suites	$71.62	8.1%	71.7%	3.7	%pts.	$99.91	2.6%
Composite North American Limited-Service[5]	$77.99	7.2%	73.3%	3.0	%pts.	$106.36	2.8%
Composite - All[6]	$93.07	6.6%	72.8%	2.4	%pts.	$127.87	3.1%

[1]	Statistics include only properties located in the United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for March through May.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Twenty-four Weeks Ended June 17, 2011 and June 18, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$117.54	4.6%	70.8%	0.2	%pts.	$166.08	4.3%
Renaissance Hotels & Resorts	$114.63	5.8%	69.2%	1.2	%pts.	$165.56	3.9%
Composite North American Full-Service[2]	$117.00	4.8%	70.5%	0.4	%pts.	$165.98	4.2%
The Ritz-Carlton[3]	$223.55	9.2%	71.3%	3.4	%pts.	$313.37	4.0%
Composite North American Full-Service & Luxury[4]	$127.85	5.5%	70.6%	0.7	%pts.	$181.16	4.5%
Residence Inn	$87.63	3.8%	74.7%	1.7	%pts.	$117.35	1.5%
Courtyard	$74.42	6.8%	66.7%	2.4	%pts.	$111.66	2.9%
TownePlace Suites	$51.50	9.8%	68.6%	5.2	%pts.	$75.02	1.5%
SpringHill Suites	$68.58	10.2%	66.8%	3.0	%pts.	$102.69	5.3%
Composite North American Limited-Service[5]	$76.29	6.3%	69.0%	2.4	%pts.	$110.53	2.6%
Composite - All[6]	$105.89	5.8%	69.9%	1.4	%pts.	$151.46	3.6%

Comparable Systemwide North American Properties1

	Twenty-four Weeks Ended June 17, 2011 and June 18, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$103.36	4.9%	68.5%	1.2	%pts.	$150.85	3.2%
Renaissance Hotels & Resorts	$102.53	5.6%	68.7%	1.3	%pts.	$149.29	3.6%
Composite North American Full-Service[2]	$103.21	5.0%	68.5%	1.2	%pts.	$150.57	3.2%
The Ritz-Carlton[3]	$223.55	9.2%	71.3%	3.4	%pts.	$313.37	4.0%
Composite North American Full-Service & Luxury[4]	$110.47	5.5%	68.7%	1.3	%pts.	$160.76	3.5%
Residence Inn	$86.73	5.0%	75.7%	2.0	%pts.	$114.50	2.3%
Courtyard	$75.90	6.6%	67.2%	2.3	%pts.	$112.98	2.9%
Fairfield Inn & Suites	$56.22	9.2%	63.9%	3.2	%pts.	$87.95	3.7%
TownePlace Suites	$58.38	10.6%	70.6%	5.1	%pts.	$82.68	2.7%
SpringHill Suites	$67.15	8.7%	67.6%	3.8	%pts.	$99.29	2.6%
Composite North American Limited-Service[5]	$72.64	6.9%	68.9%	2.7	%pts.	$105.36	2.6%
Composite - All[6]	$86.67	6.2%	68.9%	2.2	%pts.	$125.86	2.8%

[1]	Statistics include only properties located in the United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for January through May.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

	12 Weeks Ended June 17, 2011	12 Weeks Ended June 18, 2010	Percent Better/(Worse)
Segment Revenues
Base management fees[1]	$13	$13	—
Sales and services revenue
Development	153	148	3
Services	90	84	7
Financing revenue
Interest income - non-securitized notes	7	10	(30)
Interest income - securitized notes	30	33	(9)
Other financing revenue	2	1	100

Total financing revenue	39	44	(11)
Other revenue	6	13	(54)

Total sales and services revenue	288	289	—
Cost reimbursements	89	62	44

Segment revenues	$390	$364	7

Segment Results
Base management fees[1]	$13	$13	—
Timeshare sales and services, net	43	50	(14)
General, administrative and other expense[1]	(16)	(14)	(14)
Gains and other income	1	—	*
Equity in earnings (losses)	—	(3)	100
Interest expense	(12)	(14)	14

Segment results	$29	$32	(9)

Contract Sales
Company:
Timeshare	$155	$155	—
Fractional	5	8	(38)
Residential	1	2	(50)

Total company	161	165	(2)
Joint ventures:
Timeshare	—	—	—
Fractional	2	(1)	300
Residential	—	(3)	100

Total joint ventures	2	(4)	150

Total contract sales [2]	$163	$161	1

*	Percent cannot be calculated.
[1]

In 2011, we changed the management reporting structure for properties located in Hawaii. Some base management fees we previously recognized under our International lodging segment we now recognize under our Timeshare segment. For comparability, we have reclassified prior year Timeshare segment revenues and segment results to reflect these changes. These reclassifications only impacted certain segment reporting (including the Timeshare segment) and did not change total consolidated revenue, operating income, or net income.

[2]

For the 12 Weeks Ended June 18, 2010 includes fractional and residential contract cancellation allowances of ($3) million and ($3) million, respectively. Contract sales for the 2010 second quarter were $167 million before project specific contract cancellation allowances.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

	24 Weeks Ended June 17, 2011	24 Weeks Ended June 18, 2010	Percent Better/(Worse)
Segment Revenues
Base management fees[1]	$26	$25	4
Sales and services revenue
Development	296	295	—
Services	178	167	7
Financing revenue
Interest income - non-securitized notes	14	19	(26)
Interest income - securitized notes	62	69	(10)
Other financing revenue	3	3	—

Total financing revenue	79	91	(13)
Other revenue	11	21	(48)

Total sales and services revenue	564	574	(2)
Cost reimbursements	158	125	26

Segment revenues	$748	$724	3

Segment Results
Base management fees[1]	$26	$25	4
Timeshare sales and services, net	94	100	(6)
General, administrative and other expense[1]	(33)	(31)	(6)
Gains and other income	1	—	*
Equity in earnings (losses)	—	(8)	100
Interest expense	(24)	(28)	14

Segment results	$64	$58	10

Contract Sales
Company:
Timeshare	$286	$306	(7)
Fractional	15	16	(6)
Residential	2	6	(67)

Total company	303	328	(8)
Joint ventures:
Timeshare	—	—	—
Fractional	6	—	*
Residential	—	(3)	100

Total joint ventures	6	(3)	300

Total contract sales [2,3]	$309	$325	(5)

*	Percent cannot be calculated.
[1]

In 2011, we changed the management reporting structure for properties located in Hawaii. Some base management fees we previously recognized under our International lodging segment we now recognize under our Timeshare segment. For comparability, we have reclassified prior year Timeshare segment revenues and segment results to reflect these changes. These reclassifications only impacted certain segment reporting (including the Timeshare segment) and did not change total consolidated revenue, operating income, or net income.

[2]

For the 24 Weeks Ended June 17, 2011 includes fractional contract cancellation allowance reversal of $1 million. Contract sales through the 2011 second quarter were $308 million before project specific contract cancellation allowance reversal.

[3]

For the 24 Weeks Ended June 18, 2010 includes fractional and residential contract cancellation allowances of ($7) million and ($7) million, respectively. Contract sales through the 2010 second quarter were $339 million before project specific contract cancellation allowances.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2011
	First Quarter	Second Quarter	Total Year to Date
Net Income	$101	$135	$236
Interest expense	41	37	78
Tax provision	51	66	117
Depreciation and amortization	35	41	76
Less: Depreciation reimbursed by third-party owners	(4)	(3)	(7)
Interest expense from unconsolidated joint ventures	4	4	8
Depreciation and amortization from unconsolidated joint ventures	6	7	13

EBITDA **	$234	$287	$521

Increase over 2010 Adjusted EBITDA	6%	3%	4%

	Fiscal Year 2010
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$83	$119	$83	$173	$458
Interest expense	45	44	41	50	180
Tax provision (benefit)	46	65	45	(63)	93
Depreciation and amortization	39	42	40	57	178
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(3)	(11)
Interest expense from unconsolidated joint ventures	5	5	6	3	19
Depreciation and amortization from unconsolidated joint ventures	6	6	7	8	27

EBITDA **	221	278	220	225	944
Other charges
Impairment of investments and other	—	—	—	100	100

Total other charges	—	—	—	100	100

Adjusted EBITDA **	$221	$278	$220	$325	$1,044

**	Denotes non-GAAP financial measures. Please see page A-14 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA FOR TIMESHARE SEGMENT

SECOND QUARTER 2011

($ in millions)

	Second Quarter 2011	Second Quarter 2010	Percent Change
Timeshare Segment Results [1]	$29	$32
Interest expense	12	14
Tax provision [2]	—	—
Depreciation and amortization	9	8
Less: Depreciation reimbursed by third-party owners	—	—
Interest expense from unconsolidated joint ventures	—	2
Depreciation and amortization from unconsolidated joint ventures	—	—

Timeshare Segment EBITDA **	$50	$56	(11)

[1]

In 2011, we changed the management reporting structure for lodging properties located in Hawaii. Some base management fees we previously recognized under our International lodging segment we now recognize under our Timeshare segment. For comparability, we have reclassified prior year Timeshare segment results to reflect these changes. These reclassifications only impacted certain segment reporting (including the Timeshare segment) and did not change total consolidated revenue, operating income, or net income.

[2]	Income taxes are not allocated to segment results.
**	Denotes non-GAAP financial measures. Please see page A-14 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA

FORECASTED 2011

($ in millions)

	Range
	Estimated EBITDA Full Year 2011
Net Income	$495	$525
Interest expense	175	175
Tax provision	255	270
Depreciation and amortization	175	175
Less: Depreciation reimbursed by third-party owners	(15)	(15)
Interest expense from unconsolidated joint ventures	20	20
Depreciation and amortization from unconsolidated joint ventures	30	30

EBITDA **	$1,135	$1,180

**	Denotes non-GAAP financial measures. Please see page A-14 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED PRETAX MARGIN EXCLUDING REIMBURSED COSTS

($ in millions)

	Second Quarter 2011	Second Quarter 2010
Income before income taxes	$201	$184

Total revenues	$2,972	$2,771
Less cost reimbursements	(2,116)	(1,940)

Total revenues excluding reimbursed costs	$856	$831

Adjusted pretax margin, excluding the impact of reimbursed costs **	23.5%	22.1%

**	Denotes non-GAAP financial measures. Please see page A-14 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules (or other reconciliations identified below) reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Certain Charges. Management evaluates non-GAAP measures that exclude certain charges incurred in the 2010 fourth quarter because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

Certain Charges - Fourth Quarter 2010. We recorded net charges of $100 million in the 2010 fourth quarter which included an $84 million impairment charge associated with an internally developed software asset and a $27 million impairment charge associated with the anticipated disposition of a land parcel and a golf course. These charges were partially offset by an $11 million reversal recorded in the 2010 fourth quarter of a funding liability recorded in 2009. Due to the significant impact of the recent recession on hotel owner profitability, we agreed to absorb a portion of the cost of the software asset and recorded an $84 million impairment charge on the investment in the fourth quarter to reflect the expected unrecovered cost. We consider our core operations to encompass managing and franchising properties, and therefore we also consider the $27 million impairment charge associated with ancillary assets to be unrelated to our core operations. Except for the impairment charges totaling $27 million of which $13 million impacted our Timeshare Segment and $14 million impacted our North American Limited-Service segment, the rest of the other charges in 2010 were not allocated to any of our segments.

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Both EBITDA and Adjusted EBITDA (described below) exclude certain cash expenses that we are obligated to make.

Adjusted EBITDA. Management also evaluates Adjusted EBITDA as an indicator of operating performance. Adjusted EBITDA excludes the $100 million of net charges recorded in the 2010 fourth quarter for the reasons noted above under “Adjusted Measures That Exclude Certain Charges, Costs, and Other Expenses.”

Timeshare Segment EBITDA. Timeshare segment EBITDA reflects Timeshare segment results excluding the impact of interest expense, tax expense and depreciation and amortization. We do not allocate taxes to our Timeshare or other segments. Management uses this non-GAAP measure for the reasons noted previously under the “EBITDA” caption.

Adjusted Pretax Margin Excluding Reimbursed Costs. Cost reimbursements revenue represents reimbursements of costs incurred on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer. As we record cost reimbursements based upon costs incurred with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider total revenues excluding costs reimbursements and therefore, adjusted pretax margin excluding reimbursed costs to be meaningful metrics as they represent that portion of revenue and pretax margin that impacts operating income and net income.